Exhibit 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement of Humboldt Bancorp on Form S-8 of our report dated January 17, 1997 on our audit of the consolidated financial statements of Humboldt Bancorp and subsidiary as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.






Sacramento, California                  RICHARDSON & COMPANY
April 23, 1997